Exhibit 99.1

TELETECH ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS

First Quarter 2015 Results

Revenue Increased 7.7 Percent to $325.5 Million

(10.9 Percent or $335.1 Million on a Constant Currency Basis);

Operating Income was $26.1 Million, 8.0 Percent of Revenue (8.3 Percent Non-GAAP);

Fully Diluted EPS was 38 Cents

Signed $120 Million in New Business (an increase of 14 Percent);

Reaffirms Outlook for Full Year 2015 Revenue and Operating Income

Denver, Colo., May 11, 2015 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement and growth solutions, today announced financial results for the first quarter ended March 31, 2015. The Company also filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commisssion for the quarter ended March 31, 2015.

“The solid results we delivered in the first quarter demonstrate the progress we are making in advancing our client’s customer engagement agenda,” commented Ken Tuchman, chairman and chief executive officer of TeleTech. “In particular, the growth in bookings and revenue are evidence of the strong market demand for our customer experience platform. We are pleased with the collective performance of our four business segments and their contribution to a trend of consistent, repeatable profitable growth. By providing turn-key solutions that positively differentiate a customer’s experience, we enable our clients to create relevant and satisfying customer interactions anywhere, anyplace, anytime.  As we help our clients bring more empathy to the customer experience, they are increasingly able to achieve long-term loyalty that drives profitable growth,” continued Tuchman.

FIRST QUARTER 2015 FINANCIAL HIGHLIGHTS

Revenue

•                  First quarter 2015 GAAP revenue increased 7.7 percent to $325.5 million compared to $302.2 million in the year ago quarter.

•                  On a constant currency basis, revenue was $335.1 million, representing a 10.9 percent growth rate over the year ago period.

Investor Contact	Media Contact
Paul Miller	Elizabeth Grice
303.397.8641	303.397.8507

Income from Operations

•                  First quarter 2015 GAAP income from operations was $26.1 million or 8.0 percent of revenue compared to $24.4 million or 8.1 percent of revenue in the first quarter 2014.

•                  Income from operations, adjusted for $0.8 million in restructuring charges, was $26.9 million or 8.3 percent of revenue. This compares to $24.9 million or 8.2 percent of revenue in the year ago quarter.

Earnings Per Share

•                  First quarter 2015 GAAP fully diluted earnings per share attributable to TeleTech shareholders was 38 cents compared to 40 cents in the first quarter 2014.

•                  Adjusted fully diluted earnings per share was 38 cents compared to 36 cents in the prior year.

Bookings

•                  During the first quarter 2015, TeleTech signed an estimated $120 million in annualized contract value revenue from new and expanded client relationships, up 14 percent over the prior year period. The bookings mix was diversified across all verticals with 85 percent from existing clients, 64 percent from emerging businesses, and 13 percent from clients based outside of the United States.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, STRATEGIC ACQUISITIONS, AND INVESTMENTS

•                  As of March 31, 2015, TeleTech had cash and cash equivalents of $65.7 million and $131.2 million of total debt, resulting in a net debt position of $65.5 million. In the first quarter of 2015, $24.7 million was deployed towards share repurchases, dividends, and acquisition and technology-related investments.

•                  As of March 31, 2015, TeleTech had $570.8 million of additional borrowing capacity available under its revolving credit facility.

•                  Cash flow from operations in the first quarter 2015 was $3.8 million compared to $13.5 million in the first quarter 2014.

•                  Capital expenditures in the first quarter 2015 were $13.0 million compared to $15.1 million in the first quarter 2014.

•                  TeleTech repurchased nearly 261 thousand shares of common stock during the first quarter 2015 for a total cost of $5.9 million. As of March 31, 2015, $30.9 million was authorized for future share repurchases.

SEGMENT REPORTING & COMMENTARY

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  In the first quarter 2015, the CMS segment revenue was $243.0 million, up 6.6 percent from $227.9 million in the year ago quarter. On a constant currency basis, revenue increased 10.1 percent relative to the same period last year.

•                  Income from operations was $21.7 million or 8.9 percent compared to $20.8 million or 9.1 percent in the year ago quarter. Adjusted operating income margin was 9.3 percent reflecting $0.8 million of restructuring charges. This compares to 9.4 percent in the same period last year.

Customer Growth Services (CGS) — Technology-Enabled Revenue Generation Solutions

•                  CGS first quarter 2015 revenue declined 10.2 percent to $26.0 million compared to $28.9 million in the year ago quarter. On a constant currency basis, revenue decreased 7.3 percent. This expected temporary decline in revenue is due to the timing of new business implementations.

•                  Income from operations was $0.03 million compared to $1.8 million in the prior year period.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS first quarter 2015 revenue grew 9.0 percent to $35.7 million compared to $32.8 million in the year ago quarter.

•                  Income from operations was $2.0 million or 5.6 percent compared to $0.3 milion or 0.9 percent in the year ago quarter.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  CSS first quarter 2015 revenue increased 65.2 percent to $20.8 million from $12.6 million in the year ago quarter.

•                  Income from operations was $2.4 million or 11.5 percent, unchanged over the prior year period.

BUSINESS OUTLOOK

“We are pleased with our first quarter financial results inclusive of our continued growth in bookings, a strong indication of future revenue growth,” explained Regina Paolillo, chief financial and administrative officer of TeleTech. “As the nature of our conversations with clients and prospects pivots to a focus on customer experience as a strategic differentiator versus a cost of doing business, we are well positioned as a growth partner. The market adoption of our customer experience solutions is positively impacting returns on the investments we are making in sales, marketing, and research and development, resulting in improved operating income margins. We remain committed to our strategy and increasing shareholder value through innovation, competitive differentiation, and sustainable profitable growth, alongside continued returns through stock repurchases and a semi-annual cash dividend.”

TeleTech reaffirms its 2015 guidance as follows:

Revenue — Year-over-year revenue growth estimated between $1.315 and $1.325 billion, reflecting an estimated four percent adverse impact from foreign exchange translation.

Operating Margin — Operating margin estimated at 8.25 percent (before asset impairment, restructuring and acquisition-related charges), but including an incremental $10 million investment in sales and research and development.

Capital Expenditures — Estimated to be approximately six percent of revenue.

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on May 12, 2015 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay will be available on the TeleTech website.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Revenue, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. Additionally our discussion of revenue and income from operations contain references to constant currency amounts. Constant currency measures are calculated by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

ABOUT TELETECH

TeleTech is a leading global customer engagement company.  Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. Servicing over 80 countries, TeleTech’s 44,000 employees live by a set of customer focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2015	2014

Revenue	$325,521	$302,221

Operating Expenses:
Cost of services	232,984	213,787
Selling, general and administrative	50,237	50,367
Depreciation and amortization	15,363	13,170
Restructuring charges, net	809	540
Impairment losses	—	—
Total operating expenses	299,393	277,864

Income From Operations	26,128	24,357

Other income (expense)	(1,688)	(178)

Income Before Income Taxes	24,440	24,179

Provision for income taxes	(4,405)	(2,876)

Net Income	20,035	21,303

Net income attributable to noncontrolling interest	(1,263)	(1,085)

Net Income Attributable to TeleTech Stockholders	$18,772	$20,218

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.39	$0.40

Diluted	$0.38	$0.40

Income From Operations Margin	8.0%	8.1%
Net Income Attributable to TeleTech Stockholders Margin	5.8%	6.7%
Effective Tax Rate	18.0%	11.9%

Weighted Average Shares Outstanding
Basic	48,370	50,045
Diluted	49,158	50,973

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2015	2014

Revenue:
Customer Management Services	$243,009	$227,924
Customer Growth Services	25,956	28,905
Customer Technology Services	35,714	32,776
Customer Strategy Services	20,842	12,616
Total	$325,521	$302,221

Income From Operations:
Customer Management Services	$21,702	$20,823
Customer Growth Services	26	1,770
Customer Technology Services	2,009	311
Customer Strategy Services	2,391	1,453
Total	$26,128	$24,357

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$65,714	$77,316
Accounts receivable, net	295,719	276,432
Other current assets	94,030	91,735
Total current assets	455,463	445,483

Property and equipment, net	150,017	150,212
Other assets	259,003	256,780

Total assets	$864,483	$852,475

LIABILITIES AND EQUITY
Total current liabilities	$190,628	$198,631
Other long-term liabilities	215,703	187,780
Mandatorily redeemable noncontrolling interest	3,411	2,814
Total equity	454,741	463,250

Total liabilities and equity	$864,483	$852,475

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2015	2014
Reconciliation of Revenue:

Revenue	$325,521	$302,221
Changes due to foreign currency fluctuations (1)	9,530
Non-GAAP Revenue	$335,051	$302,221

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$18,772	$20,218
Interest income	(317)	(511)
Interest expense	1,698	1,690
Provision for income taxes	4,405	2,876
EBIT	$24,558	$24,273

Depreciation and amortization	15,363	13,170

EBITDA	$39,921	$37,443

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$20,035	$21,303
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,363	13,170
Other	(31,578)	(20,916)
Net cash provided by operating activities	3,820	13,557

Less - Total Capital Expenditures	13,038	15,095

Free Cash Flow	$(9,218)	$(1,538)

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$26,128	$24,357
Restructuring charges, net	809	540
Impairment losses	—	—

Non-GAAP Income from Operations	$26,937	$24,897

Non-GAAP Income from Operations Margin	8.3%	8.2%

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$18,772	$20,218
Add: Asset impairment and restructuring charges, net of related taxes	498	347
Add: Changes in valuation allowance and returns to provision adjustments	(593)	(1,973)

Non-GAAP Net Income Attributable to TeleTech stockholders	$18,677	$18,592

Diluted shares outstanding	49,158	50,973

Non-GAAP EPS Attributable to TeleTech stockholders	$0.38	$0.36

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$18,772	$20,218
Interest income	(317)	(511)
Interest expense	1,698	1,690
Provision for income taxes	4,405	2,876
Depreciation and amortization	15,363	13,170
Asset impairment and restructuring charges	809	540
Equity-based compensation expenses	2,690	3,160

Non-GAAP EBITDA	$43,420	$41,143

(1) Foreign currency fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency.